AMENDMENT TO

                      WARRANT TO PURCHASE 200,000 COMMON SHARES

                                  U.S. ENERGY CORP.


               WHEREAS, SHAMROCK PARTNERS, LTD. of 111 Veterans Square Media, PA 19063 ("Holder") was granted a warrant to purchase 200,000 common shares of U.S. Energy Corp. $.01 par value common stock on January 9, 1996 (the "Warrant"), with an Expiration Date of January 9, 1997.

               NOW  THEREFORE,  U.S.   Energy  Corp.   hereby  extends  the
          Expiration Date of the Warrant to July 9, 1997.


               DATED, nunc pro tunc January 8, 1997.


                                                  U.S. ENERGY CORP.

                                             By:      s/ John L.  Larsen
                                                  --------------------------
                                                  JOHN L. LARSEN, President